UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007 (September 6, 2007)

Behringer Harvard Short-Term Opportunity
Fund I LP

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 6, 2007, Behringer Harvard Mockingbird Commons, LLC (the “Borrower”), an entity in which Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”) has a 70% direct and indirect ownership interest, entered into a loan agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Lender”), an unaffiliated third party.  Borrowings under the Loan Agreement may total up to $42 million, and the Borrower has initially drawn $41.4 million under the loan.  The Loan Agreement is further evidenced by a deed of trust note from the Borrower for the benefit of the Lender.  Under the Loan Agreement, the Borrower has the option to elect the interest rate at the Bank of America Prime Rate or the London Interbank Borrowing Rate (“LIBOR”) plus one and three-quarters percent (1.75%), with interest being calculated on the unpaid principal.  Monthly payments of unpaid accrued interest are due through September 1, 2010.  A final payment of the unpaid principal and accrued interest is due and payable on September 6, 2010, the maturity date.  The Borrower may extend the maturity date of the Loan Agreement, subject to certain conditions, for two periods of twelve months each.  Prepayment of principal can be made, in whole or in part, without penalty or premium, at any time, subject to certain conditions, but accrued interest would be payable through the date of prepayment. Approximately $34 million of the initial loan proceeds were used to pay off a loan to the Borrower from American National Bank, which was used to redevelop the Mockingbird Commons Property, as described below.  The remaining initial loan proceeds of approximately $7.4 million and the remaining borrowings available under the Loan Agreement will be used for working capital purposes at the Mockingbird Commons Property.  The Loan Agreement and deed of trust note have been filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

In addition, we have guaranteed payment of the obligation under the Loan Agreement in the event that, among other things, the Borrower becomes insolvent or enters into bankruptcy proceedings.  The Loan Agreement is secured by a Deed of Trust, Security Agreement, Fixture Filing and Financing Statement by the Borrower to PRLAP, Inc., as trustee, for the benefit of the Lender and an Assignment of Rents, Leases and Receivables by the Borrower to the Lender, each relating to the Mockingbird Commons Property.  Our Guaranty Agreement, the Deed of Trust, Security Agreement, Fixture Filing and Financing Statement as well as the Assignment of Rents, Leases and Receivables have been filed as Exhibits 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

On November 8, 2004, we acquired a 70% interest in a nine-story hotel located on approximately 5.4 acres of land in Dallas, Texas (the “Mockingbird Commons Property”) through our direct and indirect interests in the Borrower.  The site has been redeveloped as a 475,000 square foot mixed-use project with a boutique hotel, high-rise luxury condominiums and retail stores.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP, Co-General Partner

Dated: September 12, 2007		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Loan Agreement by and between Behringer Harvard Mockingbird Commons, LLC and Bank of America, N.A.

10.2	Deed of Trust Note made between Behringer Harvard Mockingbird Commons, LLC and Bank of America, N.A.

10.3	Guaranty Agreement made between Behringer Harvard Short-Term Opportunity Fund I LP and Bank of America, N.A.

10.4

Deed of Trust, Security Agreement, Fixture Filing and Financing Statement by Behringer Harvard Mockingbird Commons, LLC, as grantor, to PLRAP, Inc., as trustee, for the benefit of Bank of America, N.A.

10.5	Assignment of Rents, Leases and Receivables by Behringer Harvard Mockingbird Commons, LLC to Bank of America, N.A.